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                                                                     EXHIBIT 2.2


                                  CONAGRA, INC.
                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") dated as of June 22, 2000, is entered into by and among ConAgra, Inc., a Delaware corporation (the "Company"), and the other persons set forth on the signature pages hereto (the "Initial Holders").

         WHEREAS, this Agreement is being entered into in connection with the signing of that certain Agreement and Plan of Merger dated as of even date herewith among the Company, CAG Acquisition Sub, Inc. and International Home Foods, Inc., a Delaware corporation (the "Merger Agreement").

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1 Definitions.

         "Advice" shall have the meaning provided in Section 2.3 hereof.

         "Agreement" means this Registration Rights Agreement, as such from time to time may be amended.

         "Closing" shall have the meaning set forth for such term in the Merger Agreement.

         "Common Stock" means shares of the common stock, $5.00 par value per share, of the Company, and any capital stock of the Company, or any successor entity, into which such Common Stock hereafter may be changed.

         "Company" shall have the meaning set forth in the introductory paragraph hereof, and shall include the issuer of any capital stock into which the Common Stock is changed.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Form 8-K" shall have the meaning provided in Section 2.2 hereof.

         "Holder" means (i) any Initial Holder and (ii) any direct or indirect holder of an interest in any Initial Holder who becomes a transferee of any Registrable Shares held by any Initial Holder.

         "Holder Affiliates" shall have the meaning provided in Section 2.6(a) hereof.

         "Initial Holder" shall have the meaning set forth in the introductory paragraph hereof.


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         "Inspectors" shall have the meaning provided in Section 2.2 hereof.

         "Majority in Interest" shall mean Holders who hold a majority of the Registrable Shares.

         "Merger" shall mean the merger of the Company and CAG Acquisition Sub, Inc. contemplated by the Merger Agreement.

         "Merger Agreement" shall have the meaning set forth in the introductory recitals hereof.

         "NASD" shall have the meaning provided in Section 2.2(n) hereof.

         "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Records" shall have the meaning provided in Section 2.2 hereof.

         "Registrable Shares" means at any time the Common Stock owned by the Holders and acquired pursuant to the transactions contemplated in the Merger Agreement (including any Common Stock issuable upon exercise of Rollover Options), together with any shares of Common Stock or other securities issued as a dividend on the Common Stock and any other shares of Common Stock or other securities distributable on, or with respect to, or in substitution for such Registrable Shares; provided, however, that Registrable Shares shall not include any shares of Common Stock or other securities (i) the sale of which by a Holder has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or (ii) which have been sold pursuant to Rule 145 promulgated under the Securities Act.

         "Registration Expenses" shall have the meaning provided in Section 2.5 hereof.

         "Registration Statement" shall have the meaning set forth for such term in the Merger Agreement.

         "Rollover Options" shall have the meaning set forth for such term in the Merger Agreement.

         "Rule 145" means Rule 145 (or any successor rule of similar effect) promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Shelf Registration" shall have the meaning provided in Section 2.2 hereof.

         "Suspension Notice" shall have the meaning provided in Section 2.3 hereof.



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                                    ARTICLE 2

                               REGISTRATION RIGHTS

         Section 2.1 Shelf Registration. The Company agrees that it shall file with the SEC on Form S-3 (or any successor form) a shelf registration statement pursuant to Rule 415 of the Securities Act (a "Shelf Registration") covering the offer and resale by the Holders of all the Registrable Shares and shall use its reasonable best efforts to cause the Shelf Registration to be declared effective by the SEC immediately after the Closing. The offer and resale of such shares shall be pursuant to a plan of distribution as proposed by a Majority in Interest and approved by the Company, which approval will not be unreasonably withheld; provided that such plan of distribution shall not include an underwritten public offering. The Company shall be required to maintain the effectiveness of the Shelf Registration for a period of one year from the Closing.

         Section 2.2 Registration Procedures. Pursuant to the Company's covenant herein to effect a Shelf Registration, the Company will:

                  (a) use its reasonable best efforts to prepare and file with the SEC a Form S-3 registration statement (or any successor form) with respect to the Registrable Shares as soon as possible after the SEC declares the Registration Statement effective;

                  (b) use its reasonable best efforts to have all comments that the SEC may have with respect to the Shelf Registration resolved with the SEC prior to the Closing;

                  (c) use its reasonable best efforts to file with the SEC immediately after the Closing a Form 8-K Report (or any successor form) required in connection with the Merger ("Form 8-K"), including the financial statements required by Item 2 and Item 7 of Form 8-K;

                  (d) use its reasonable best efforts to cause the Shelf Registration to be declared effective by the SEC immediately after the Closing;

                  (e) prepare and file with the SEC such amendments, post-effective amendments, and supplements to the Shelf Registration and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration effective for a period of one year from the Closing and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (f) furnish to each Holder of Registrable Shares such number of copies of the Shelf Registration, each amendment and supplement thereto, the prospectus included in the Shelf Registration (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder (it being



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         understood that, subject to Section 2.3 and the requirements of the
         Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

                  (g) use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request to the extent such registration or qualification is required; use reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Shelf Registration is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);

                  (h) promptly notify each Holder and (if requested by any Holder) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue in any material respect or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as soon as possible thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (i) make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;



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                  (j) if reasonably requested by any Initial Holder promptly incorporate in a prospectus supplement or post-effective amendment such information as any Holder reasonably requests to be included therein (relating to the naming of additional Holders therein or specifying the number of Registrable Shares held by each such Holder), and promptly make all required filings of such prospectus supplement;

                  (k) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each Holder upon such Holder's written request;

                  (l) cooperate with the Holders to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as such Holders may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

                  (m) promptly make available for inspection by any Holder and any attorney, accountant or other agent or representative retained by any such Holder (collectively, the "Inspectors"), all publicly available documents of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

                  (n) use all its reasonable best efforts to cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which securities of the same type issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Shares so qualify;

                  (o) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

                  (p) cooperate with each Holder participating in the disposition of such Registrable Shares and their respective counsel in all reasonable respects in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

                  (q) during the period when the prospectus is required to be delivered under the Securities Act, file within the required time periods all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                  (r) notify each Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;



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                  (s) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company, is required in connection with the distribution of the Registrable Shares; and

                  (t) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

         Section 2.3 Suspension of Dispositions. Each Holder agrees that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 2.2(e)(iii), such Holder will forthwith discontinue disposition of Registrable Shares pursuant to any prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. The Company shall use its reasonable best efforts and take such actions as are necessary to render the Advice as soon as possible.

         Section 2.4 Rule 145. The Company covenants that it will, for a period beginning upon the first anniversary of the Closing and ending upon the second anniversary of the Closing, file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 145 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements. If any Holder proposes to sell Registrable Shares pursuant to Rule 145, the Company shall cooperate with such Holder to enable such sale to be made in accordance with applicable laws, rules and regulations, the requirements of the Company's transfer agent, and the reasonable requirements of the broker, if any, through which the sales are proposed to be executed.

         Section 2.5 Registration Expenses. Any expenses incident to the Company's performance of or compliance with this Agreement, which may include without limitation (i) all registration and filing fees, (ii) all fees and expenses associated with filings required to be made with the NASD, as may be required by the rules and regulations of the NASD, (iii) fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), (iv) rating agency fees, (v) printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder), (vi) messenger and delivery expenses, (vii) the Company's



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internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the fees and expenses incurred in connection with any listing of the Registrable Shares,
(ix) fees and expenses of counsel for the Company and its independent certified public accountants, (x) securities acts liability insurance (if the Company elects to obtain such insurance), (xi) the fees and expenses of any special experts retained by the Company in connection with such registration, and (xii) the fees and expenses of other persons retained by the Company will be borne by the Company; provided that in no event shall Registration Expenses include any underwriting discounts or commissions or transfer taxes or the fees and expenses of counsel for the Holders.

         Section 2.6 Indemnification.

                  (a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder, and each of its employees, advisors, agents, representatives, partners, members, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Holder Affiliates") (i) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim except as limited by Section 2.6(c), based upon, arising out of or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, prospectus, or preliminary prospectus relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement (effected with the Company's consent) of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under clause (i) or
         (ii) above; except insofar as the same are made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder or any Holder Affiliate expressly for inclusion therein. The reimbursements required by this Section 2.6(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (b) In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such Holder will indemnify and reimburse the Company and its directors and officers and each



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         Person who controls the Company (within the meaning of the Securities
         Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such claim except as limited by Section 2.6(c),based upon, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information or affidavit so furnished in writing by such Holder or any of its Holder Affiliates specifically for inclusion in the registration statement or any amendment thereof; provided that the obligation to indemnify will be several, not joint and several, among such Holders, and the liability of each such Holder will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Holder from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent that the indemnifying party is materially prejudiced thereby, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party) and (ii) unless such indemnified party has been advised by counsel that a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person, (C) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel in writing that there is a conflict of interest on the part of counsel employed by the indemnifying party to represent such indemnified party, or (D) the indemnified party's counsel shall have advised the indemnified party that there are defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party and that the indemnifying party is not able to assert on behalf of or in the name of the indemnified party (in which case of either
         (A), (B), (C) or (D), if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, (in which case of either (C) or (D)), the



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         indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party but shall have the right to participate through its own counsel). If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing (such consent not to be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless any indemnified party shall have been advised by counsel in writing that a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

                  (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.6(a) or Section 2.6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.6(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.6(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section



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         11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.6(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

                  If sufficient indemnification is available under this Section 2.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.6(a) and Section 2.6(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.6(d).

                  (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of the termination of this Agreement or any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

                  (f) The obligations of the parties under this Section 2.6 shall be in addition to any liability which any party may otherwise have to any other party.



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                                    ARTICLE 3

                                  MISCELLANEOUS

         Section 3.1 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be sufficiently given if made by hand delivery, by fax, or by certified or registered mail, return recent requested, postage prepaid, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

         ConAgra, Inc.
         One ConAgra Dr.
         Omaha, Nebraska  68102
         Attention:  Chief Executive Officer
         Telecopier:  (402) 595-4709

         Copies to:

         McGrath, North, Mullin & Kratz, P.C.
         One Central Park Plaza
         Suite 1400
         222 South 15th Street
         Omaha, Nebraska  68102
         Attention:  Roger W. Wells
         Telecopier:  (402) 341-0216

         If to a Holder:

         c/o Hicks, Muse, Tate & Furst, Incorporated
         200 Crescent Court, Suite 1600
         Dallas, Texas  75201
         Attention:  Lawrence D. Stuart, Jr.
         Telecopier:  (214) 740-7313

         Copies to:

         Vinson & Elkins L.L.P.
         3700 Trammell Crow Center
         2001 Ross Avenue
         Dallas, Texas  75201
         Attention:  A. Winston Oxley
         Telecopier:  (214) 220-7716



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         Any notices or communication hereunder shall be deemed to have been given or made as of the date so delivered if delivered by hand; when receipt is acknowledged, if delivered by fax; and five calendar days after mailing if sent by certified or registered mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 3.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. The Registration Rights Agreement made as of November 1, 1996 among International Home Foods, Inc., AHP Subsidiary Holding Corporation and AHFP Holding Corporation is hereby terminated.

         Section 3.3 Governing Law. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 3.4 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         Section 3.5 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effect during the term of this Agreement, such provision shall be fully serverable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms of such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         Section 3.6 No Waivers; Amendments.

                  3.6.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity.

                  3.6.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and a Majority in Interest.

         Section 3.7 No Inconsistent Agreements. The Company represents that it currently is not a party to or bound by, and agrees that from and after the date hereof the Company shall not enter into any agreements providing any rights to any third party that are inconsistent with the rights of Holders under this Agreement without the prior written consent of a Majority in Interest.

         Section 3.8 Assignment of Registration Rights. Each Holder may assign all or any part of its rights under this Agreement to any other Holder to whom such Holder sells, transfers or assigns such Registrable Shares. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Shares to another Holder, the Holder shall also retain his rights with respect to its remaining Registrable Shares.

                   SIGNATURES TO REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, all as of the date first written above.


                                         COMPANY:

                                         CONAGRA, INC.



                                         By: /s/ Dwight J. Goslee
                                            ------------------------------------
                                         Name:  Dwight J. Goslee
                                         Title: Senior Vice President,
                                                Mergers and Acquisitions

                                         HOLDERS:


                                         THOMAS O. HICKS



                                         By:  /s/ Thomas O. Hicks
                                             -----------------------------------

                                         MICHAEL J. LEVITT



                                         By:  /s/ Michael J. Levitt
                                             -----------------------------------

                                         C. DEAN METROPOULOS



                                         By:  /s/ C. Dean Metropoulos
                                             -----------------------------------

                                         HICKS, MUSE, TATE & FURST EQUITY
                                         FUND III, L.P.


                                         By:  HM3/GP Partners, L.P.,
                                              Its General Partner

                                         By:  Hicks, Muse GP Partners III, L.P.,
                                              Its General Partner

                                         By:  Hicks, Muse Fund III Incorporated,
                                              Its General Partner


                                              By: /s/ Thomas O. Hicks
                                                 -------------------------------
                                              Name:   Thomas O. Hicks
                                              Title:  Chairman of the Board


                                         HM3/IH PARTNERS, L.P.


                                         By:  HM3/GP Partners, L.P.,
                                              Its General Partner

                                         By:  Hicks, Muse GP Partners III, L.P.,
                                              Its General Partner

                                         By:  Hicks, Muse Fund III Incorporated,
                                              Its General Partner


                                              By: /s/ Thomas O. Hicks
                                                 -------------------------------
                                              Name:   Thomas O. Hicks
                                              Title:  Chairman of the Board

                                         HM3 COINVESTORS, L.P.


                                         By:  Hicks, Muse GP Partners III, L.P.,
                                              Its General Partner

                                         By:  Hicks, Muse Fund III Incorporated,
                                              Its General Partner


                                              By:  /s/ Thomas O. Hicks
                                                 -------------------------------
                                              Name:   Thomas O. Hicks
                                              Title:  Chairman of the Board